SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): April 2, 2002

WAREFORCE.COM, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Nevada	333-82327	84-0542988

(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

2361 Rosecrans Avenue, Suite 155, El Segundo, CA	90245

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 725-5555

NONE

(Former name or former address, if changed since last report)

Item 1. Changes in Control of Registrant.

     Not applicable.

Item 2. Acquisition or Disposition of Assets.

     Not applicable.

Item 3. Bankruptcy or Receivership.

     Not applicable.

Item 4. Changes in Registrant’s Certifying Accountant.

     Not applicable.

Item 5. Other Events.

     The Registrant announced that effective April 2, 2002, Jim Illson, President of the Registrant and Chief Executive Officer and President of Wareforce Incorporated, the Registrant’s wholly owned operating subsidiary, and a member of the Registrant’s board of directors, had resigned his positions as an officer and director.

Item 6. Resignations of Registrant’s Directors.

     Not applicable.

Item 7. Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

Item 8. Change in Fiscal Year.

     Not applicable.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAREFORCE.COM, INC. (Registrant)

Date: April 15, 2002	By:	/s/ ORIE RECHTMAN
Orie Rechtman, Chief Executive Officer